FORM 8-K



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                             SECURITIES ACT OF 1934


         Date of Report (Date of earliest event reported): Dec 30, 2003



                          THE HARTCOURT COMPANIES INC.
             (Exact name of registrant as specified in its charter.)


                                      Utah
                    (State of incorporation or organization)


                                    001-12671
                            (Commission File Number)


                                   87-0400541
                      (I.R.S. Employee Identification No.)


              911 E. Colorado Blvd. Third Floor Pasadena, CA 91106
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (626) 844 2437

Item 1.           Changes in Control of Registrant

                  None


Item 2.           Acquisition or Disposition of Assets

                  None

Item 3.           Bankruptcy or Receivership

                  None


Item 4.           Changes in Registrant's Certifying Accountant

                  None

Item 5.           Other Events

                  On December 4, 2003, the Board of Directors  elected Mr. David
                  Y. Chen to be Company's Acting Chairman, due to the expiration of Dr. Phan's Directorship. Mr. Chen has been President & Chief Executive Officer of Hartcourt since August 21, 2002.

                  David Y. Chen joined Hartcourt in 2001 and served as the President of Hartcourt Capital. Mr. Chen has over 10 years of experiences in media, investment, internet and technology. Prior to Hartcourt, he served as the CEO of V2 Technology Inc, and Managing Director for Greater China and VP Sales Marketing for HelloAsia Corp. Prior to his technology experiences; he was the Regional Marketing Director for Asia Pacific at CNN International and Sales Director and Country Manager for Taiwan at Turner Broadcasting Systems - subsidiaries of TimeWarner. Mr. Chen received his Bachelor of Economics degree from Monash University, Australia.


Item 6.           Resignation of Registrant's Directors

                  None

Item 7.           Financial Statements and Exhibits

                  None

Item 8.           Change in Fiscal Year

                  None

                                    SIGNATURE


                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             THE HARTCOURT COMPANIES INC.



Dated: December 30, 2003                     By: /s/ David Chen
                                             ------------------
                                             David Chen
                                             Chief Executive Officer